Exhibit 99.1

Press Release

Sands Reaches Agreement to sell Las Vegas Properties for $6.25 billion

Company Focused on Reinvestment in Asia and High Growth Opportunities in New Markets

LAS VEGAS, March 3, 2021 – Las Vegas Sands Corp. (NYSE: LVS) today announced that it has entered into definitive agreements to sell its Las Vegas real property and operations, including The Venetian Resort Las Vegas and the Sands Expo and Convention Center (collectively, “The Venetian”) for an aggregate purchase price of approximately $6.25 billion.

Under the terms of the agreement, an affiliate of funds managed by affiliates of Apollo Global Management, Inc. will acquire subsidiaries that hold the operating assets and liabilities of the Las Vegas business for approximately $1.05 billion in cash, subject to certain post-closing adjustments, and $1.2 billion in seller financing in the form of a term loan credit and security agreement, and VICI Properties Inc., will acquire subsidiaries that hold the real estate and real estate-related assets of The Venetian for approximately $4.0 billion in cash. The closing of the transactions is subject to customary closing conditions, including regulatory approvals. Goldman Sachs & Co. LLC acted as exclusive financial advisor to Las Vegas Sands. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor.

Sands executives said that while selling The Venetian, the property that helped establish Sheldon Adelson and his company at the top of the gaming industry, will be bittersweet, the opportunities for the company to pursue new growth prospects are robust.

“The Venetian changed the face of future casino development and cemented Sheldon Adelson’s legacy as one of the most influential people in the history of the gaming and hospitality industry. As we announce the sale of The Venetian Resort, we pay tribute to Mr. Adelson’s legacy while starting a new chapter in this company’s history,” said Las Vegas Sands Chairman and Chief Executive Officer Robert Goldstein. “This company is focused on growth, and we see meaningful opportunities on a variety of fronts. Asia remains the backbone of this company and our developments in Macao and Singapore are the center of our attention. We will always look for ways to reinvest in our properties and those communities. There are also potential development opportunities domestically, where we believe significant capital investment will provide a substantial benefit to those jurisdictions while also producing very strong returns for the company.”

“Our long-held strategy of reinvesting in our Asian operations and returning capital to our shareholders will be enhanced through this transaction. Additionally, as our industry continues to evolve, particularly as it relates to the digital marketplace, we are committed to exploring those possibilities,” said Patrick Dumont, the company’s president and chief operating officer.

Mr. Dumont added, “Our company’s history will always be traced to the opening of The Venetian in Las Vegas. Today, Sands is the most valuable gaming company in the world with an established track record of success in developing and operating large-scale integrated resorts in Asia and the United States. The company’s financial strength, which grows stronger as a result of this deal, gives us the flexibility to pursue a multitude of new development opportunities,”

Mr. Goldstein, who once served as the president and chief operating officer of The Venetian and the connected Palazzo Resort, said it would be difficult saying goodbye to many long-time colleagues, but he was confident the property will continue its great success. He also said Apollo and VICI were the right companies to lead the property into the future and that additions like the MSG Sphere, a live performance venue being developed by Madison Square Garden, will create new growth opportunities for the property.

“The property is a best-in-class asset with a talented team of people operating it. I am confident Las Vegas will soon return to a more normal operating environment and The Venetian’s hard-working and dedicated team members will continue delivering a world-class experience to guests eager to enjoy it. I know I will be rooting for them,” he said.

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About Las Vegas Sands Corp. (NYSE: LVS)

Las Vegas Sands is the world’s preeminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

Sands created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

Sands is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for our team members worldwide, drive social impact through the Sands Cares community engagement and charitable giving program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction involving the company, Apollo Global Management, Inc. and VICI Properties Inc., are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; our ability to invest in future growth opportunities; execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns; new development, construction and ventures; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, the receipt of regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings, judgments or settlements, including those that may be instituted against the company, the company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the company with the SEC. These reports are available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update them in light of new information or future events.

Contacts:

Investment Community:

Daniel Briggs

(702) 414-1221

Media:

Ron Reese

(702) 414-3607